As filed with the Securities and Exchange Commission on June 19, 2007
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           YOUR DIGITAL MEMORIES, INC.
             (Exact name of Registrant as specified in its charter)

           Nevada                                 7372                            98-0507522
(State or other jurisdiction of        (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)            Classification Code)              Identification No.)

                    15 Zichron Ya'akov, Suite 23 Entrance B.
                                 Jerusalem 94421
                                     Israel
                              Tel: + 1-877-651-2236
   (Address and telephone number of Registrant's principal executive offices)

                                EastBiz.com, Inc.
                                 5348 Vegas Dr.
                               Las Vegas, NV 89108
                              Phone: (702) 871-8678
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all Correspondence to:

                                 SRK Law Offices
                               Rabin Science Park
                                 Rehovot, Israel
                          Telephone No.: (718) 360-5351
                      Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
Title of Class of                           Proposed Maximum        Proposed Maximum
 Securities to be        Amount to be        Aggregate Price       Aggregate Offering        Amount of
    Registered            Registered          Per Share(1)              Price(2)         Registration Fee
----------------------------------------------------------------------------------------------------------
Common Stock, $0.0001      1,410,600             $0.05                   $70,530               $6.49
per share
==========================================================================================================

(1) The price of $0.05 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.
(2) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act").

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                              SUBJECT TO COMPLETION
                               DATED JUNE 18, 2007

                           Your Digital Memories, Inc.

                  A MAXIMUM OF 1,410,600 SHARES OF COMMON STOCK
                         OFFERING PRICE $0.05 PER SHARE

The selling stockholders named in this prospectus are offering for resale 1,410,600 shares of our common stock. The selling stockholders have advised us that they may sell the shares of common stock from time to time after this prospectus is declared effective and they have set an offering price for these securities of $0.05 per share of common stock offered through this prospectus until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange. We will pay all expenses incurred in this offering. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS REGISTRATION STATEMENT IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 The date of this Prospectus is ________, 2007.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY INFORMATION                                                           3
RISK FACTORS                                                                  5
FORWARD LOOKING STATEMENTS                                                   14
USE OF PROCEEDS                                                              15
DETERMINATION OF OFFERING PRICE                                              15
DILUTION                                                                     15
SELLING STOCKHOLDERS                                                         15
PLAN OF DISTRIBUTION                                                         17
LEGAL PROCEEDINGS                                                            20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                 21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               22
DESCRIPTION OF SECURITIES                                                    23
INTEREST OF NAMED EXPERTS AND COUNSEL                                        24
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES
 ACT LIABILITIES                                                             25
DESCRIPTION OF BUSINESS                                                      25
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                    31
DESCRIPTION OF PROPERTY                                                      35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               35
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                     36
EXECUTIVE COMPENSATION                                                       37
FINANCIAL STATEMENTS                                                        F-1

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS                                  II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                                II-1
RECENT SALES OF UNREGISTERED SECURITIES                                    II-2
EXHIBITS                                                                   II-3
UNDERTAKINGS                                                               II-4
SIGNATURES                                                                 II-6

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES, AND ESPECIALLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 8. ALL REFERENCES TO "WE," "US," "OUR," OR SIMILAR TERMS USED IN THIS PROSPECTUS REFER TO YOUR DIGITAL MEMORIES, INC.

CORPORATE BACKGROUND

We were incorporated on June 27, 2006. We are a development stage company that has not generated any revenue to date. We are focused on developing and offering software products for the creation of interactive photo slideshow products for pre-school and school-aged children.

Our offices are currently located at 15 Zichron Ya'akov, Suite 23 Entrance B. Jerusalem 94421 Israel. Our telephone number is +1-877-651-2236. We have secured a domain name - www.interactiveslideshow.com but do not yet have an operating website.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

                             SUMMARY OF THE OFFERING

The Issuer:                            Your Digital Memories, Inc.

Total Shares of Common Stock
Outstanding Prior to the Offering:     9,022,600 Shares

Shares of Common Stock Being
Offered by the Selling Stockholders:   1,410,600 Shares

Total Shares of Common Stock
Outstanding After the Offering:        9,022,600 Shares

Offering Price:                        $0.05 per share

Use of Proceeds:                       We will not receive any proceeds from the
                                       sale of shares by the selling
                                       stockholders.

Market for the Shares:                 There is no public market for our shares
                                       of common stock. We intend to have a
                                       market maker file an application on our
                                       behalf with the NASD to have our common
                                       stock quoted on the OTC Bulletin Board.
                                       There is no assurance that a trading
                                       market will develop, or, if developed,
                                       that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors:                          See "Risk Factors" and the other
                                       information in this prospectus for a
                                       discussion of the factors you should
                                       consider before deciding to invest in
                                       shares of our common stock.

                             SUMMARY FINANCIAL DATA

The following summary financial information for the period from June 27, 2006 (inception) to May 31, 2007 includes balance sheet and statement of operations data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and the financial statements and accompanying notes included in this prospectus.

                                                                 Statement of
                                                                  Operations
                                                                For the period
                                                                June 27, 2006
                                                                 (inception)
                                                                   through
                                                                 May 31, 2007
                                                                 ------------

Total Expenses                                                     $(28,079)
Net loss                                                           $(28,079)
Net loss per common share:
  Basic and diluted (less than ($0.01) per share                   $     (0)

                                                              Balance Sheet Data
                                                                 May 31, 2007
                                                                 ------------


Working capital                                                    $ 50,063
Total assets                                                       $ 50,063
Total liabilities                                                        --
Total Liabilities and Stockholders' Equity                         $ 50,063

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

                         RISKS RELATING TO OUR BUSINESS

1. WE HAVE A GOING CONCERN OPINION FROM OUR AUDITORS, INDICATING THE POSSIBILITY THAT WE MAY NOT BE ABLE TO CONTINUE TO OPERATE.

The Company has incurred net losses of $28,079 for the period from June 27, 2006 (inception) to May 31, 2007. At May 31, 2007 we had working capital of approximately $50,000 and stockholders' equity of approximately $50,063.

We anticipate generating losses for at least the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which adjustment may have to be made should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

2. WE ARE A DEVELOPMENT STAGE COMPANY AND MAY NEVER BE ABLE TO EXECUTE OUR BUSINESS PLAN.

We were incorporated on June 27, 2006. We have never had any products, customers or revenues. Although we have begun initial planning for the development of our interactive photo slideshow software and have retained a consultant to assist us in attaining the milestones set forth in our business plan, we may not be able to execute our business plan unless and until we are successful in raising additional funds. In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. As a result, we may not be able to obtain additional necessary funding. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations are unproven, and the lack of an operating history makes it difficult to evaluate the future prospects of our business.

3. OUR BUSINESS PLAN MAY BE UNSUCCESSFUL AND WE MAY NOT BE ABLE TO CONTINUE OPERATIONS AS A GOING CONCERN.

The success of our business plan is dependent on our developing and offering interactive photo slideshow SOFTWARE. Our ability to develop such software is unproven, and the lack of an operating history makes it difficult to validate our business plan.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reduce operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in our company.

4. WE EXPECT OUR LOSSES TO CONTINUE IN THE FUTURE AND AS A RESULT, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS. UNLESS WE ARE ABLE TO GENERATE REVENUE AND MAKE A PROFIT, OUR STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN US.

We expect to incur losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and the marketing of our proposed software. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations and as a result our stockholders may lose their entire investment in us. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

5. WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE IN THE FUTURE. THERE IS NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. THESE FACTORS RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. IF WE CANNOT GENERATE SUFFICIENT REVENUE TO OPERATE PROFITABLY, WE WILL LIKELY SUSPEND OR CEASE OPERATIONS AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT IN OUR COMPANY.

We incurred net losses of $28,079 for the period from June 27, 2006 (inception) to May 31, 2007. We expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development and the marketing and sales of our software. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

6. WE HAVE NEVER GENERATED ANY REVENUE FROM OUR BUSINESS AND WE WILL NEED TO RAISE FUNDS IN THE NEAR FUTURE. IF WE ARE NOT ABLE TO OBTAIN FUTURE FINANCING WHEN REQUIRED, WE MIGHT BE FORCED TO DISCONTINUE OUR BUSINESS.

Because we have not generated any revenue from our business and we cannot anticipate when we will be able to generate revenue from our business, we will need to raise additional funds for the future development of our business and to respond to unanticipated requirements or expenses.

Although we currently have approximately $50,000 in working capital, we anticipate incurring costs of at least $58,200 within the next 12 months. We will need to raise additional funds if we do not generate any revenues within the next 12 months. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us will be through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business, which might result in the loss of some or all of your investment in our common stock. There can be no assurance that additional financing will be available to us on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plans. Substantial additional funds will still be required if we are to reach our goals that are outlined in this Registration Statement. Without additional funding, we may not commence our planned business operations.

7. FUTURE LEGISLATION OR REGULATION OF THE INTERNET AND/OR INTERNET COMMERCE SERVICES COULD RESTRICT OUR BUSINESS, PREVENT US FROM OFFERING OUR SOFTWARE PRODUCTS AND SERVICES OR INCREASE OUR COST OF DOING BUSINESS, WHICH COULD RESULT IN A LOSS OF REVENUE.

At present there are few laws, regulations or rulings that specifically address access to or commerce on the internet. We are unable to predict the impact, if any, that future legislation, legal decisions or regulations concerning the internet may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, assessing access or settlement charges, imposing taxes related to internet commerce, imposing tariffs or regulations based on encryption concerns or the characteristics and quality of software products and services. Any such regulation could restrict our business or increase our cost of doing business and consequently a loss of future revenue.

8. WE WILL BE HEAVILY DEPENDENT ON CONTRACTING WITH THIRD PARTY FIRM(S) TO DEVELOP AND MAINTAIN OUR SOFTWARE FOR US. IF WE ARE UNABLE TO LOCATE, HIRE AND RETAIN THESE FIRM(S), OUR BUSINESS WILL FAIL.

We intend to hire a software development firm(s) to develop and maintain our interactive photo slideshow software. We budgeted $30,000 for this purpose. Should we be unable to contract qualified third parties firm(s) to develop and maintain our software, whether because we cannot find them, cannot attract them to our company, or cannot afford them, we will never become profitable and our business will fail.

                           RISK RELATED TO OUR COMPANY

9. BECAUSE OUR EXECUTIVE OFFICERS CONTROL A LARGE PERCENTAGE OF OUR COMMON STOCK, THEY HAVE THE ABILITY TO INFLUENCE MATTERS AFFECTING OUR SHAREHOLDERS.

Our executive officers beneficially own approximately 83.2% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our executive officers control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated.

10. BECAUSE OUR EXECUTIVE OFFICERS AND DIRECTORS LIVE OUTSIDE OF THE UNITED STATES, YOU MAY HAVE NO EFFECTIVE RECOURSE AGAINST THEM FOR MISCONDUCT AND MAY NOT BE ABLE TO ENFORCE JUDGMENT AND CIVIL LIABILITIES AGAINST THEM. INVESTORS MAY NOT BE ABLE TO RECEIVE COMPENSATION FOR DAMAGES TO THE VALUE OF THEIR INVESTMENT CAUSED BY WRONGFUL ACTIONS BY OUR DIRECTORS AND OFFICERS.

Both of our directors and officers live outside of the United States. Mr. Aaron Bard, our President and director is a citizen and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States. Mr. Alan Sacks, our Secretary, Treasurer and a director is a citizen and a resident of Canada, and all or a substantial portion of his assets are located outside of the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our directors or officers, or obtain judgments against them outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

11. BECAUSE WE HAVE TWO DIRECTORS, DEADLOCKS MAY OCCUR IN OUR BOARD'S DECISION-MAKING PROCESS, WHICH MAY DELAY OR PREVENT CRITICAL DECISIONS FROM BEING MADE.

Since we currently have an even number of directors, deadlocks may occur when such directors disagree on a particular decision or course of action. Our Articles of Incorporation and By-Laws do not contain any mechanisms for resolving potential deadlocks. While our directors are under a duty to act in the best interest of our company, any deadlocks may impede the further development of our business in that such deadlocks may delay or prevent critical decisions regarding our development.

12. BECAUSE OUR EXECUTIVE OFFICERS ARE UNABLE TO DEVOTE THEIR SERVICES TO OUR COMPANY ON A FULL TIME BASIS, THE PERFORMANCE OF OUR BUSINESS MAY SUFFER, OUR BUSINESS COULD FAIL AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

Mr. Aaron Bard, our President and a director, currently devotes approximately 10 to 20 hours per week to our company. Similarly, Mr. Alan Sacks, our Secretary, Treasurer and a director, is semi-retired and currently devotes 10 to 20 hours a week to our company. As discussed below, we depend heavily on the services of Messrs. Bard and Sacks. As a result, the management of our company could under-perform, our business could fail and investors could lose their entire investment.

13. OUR EXECUTIVE OFFICERS HAVE NO EXPERIENCE OR TECHNICAL TRAINING IN THE DEVELOPMENT, MAINTENANCE AND MARKETING OF INTERNET WEBSITES OR IN OPERATING BUSINESSES THAT LICENSE SOFTWARE OR SERVICES OVER THE INTERNET. THIS COULD CAUSE THEM TO MAKE INEXPERIENCED OR UNINFORMED DECISIONS THAT HAVE BAD RESULTS FOR US. AS A RESULT, OUR OPERATIONS COULD SUFFER IRREPARABLE HARM AND MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS, WHICH COULD CAUSE INVESTORS TO LOSE THEIR ENTIRE INVESTMENT.

Mr. Aaron Bard and Mr. Alan Sacks, have no experience or technical training in the development, maintenance and marketing of internet websites or in operating businesses that market software or services over the internet. Due to their lack of experience and knowledge in these areas, our executive officers could make the wrong decisions regarding the development, operation and marketing of our website and the operation of our business, which could lead to irreparable damage to our business. Consequently, our operations could suffer irreparable harm from mistakes made by our executive officers and we may have to suspend or cease operations, which could cause investors to lose their entire investment.

14. WE DEPEND HEAVILY ON MR. ALAN SACKS AND MR. AARON BARD. THE LOSS OF EITHER PERSON WILL HAVE A SUBSTANTIAL NEGATIVE EFFECT ON OUR BUSINESS AND MAY CAUSE OUR BUSINESS TO FAIL.

We depend entirely on Mr. Sacks and Mr. Bard for all of our operations. The loss of either person will have a substantial negative effect on us and may cause our business to fail. Our officers did not receive any compensation for their services and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues.

We do not have any employment agreements or maintain key person life insurance policies on our officers. If our officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

15. WE MAY NOT BE SUCCESSFUL IN DEVELOPING INTERACTIVE PHOTO SLIDESHOW SOFTWARE THAT ACHIEVE MARKET ACCEPTANCE.

The success or failure of developing interactive photo slideshow software depends in large part on their desirability and ease of application in the target market. We cannot be sure that our development efforts will produce software that will fulfill the needs and appeal to the tastes of pre-school and school-aged children, or their parents.

The computer-based interactive photo imaging industry is characterized by technological change, frequent product introductions and evolving industry standards. Our success will depend, to a significant extent, on our ability to develop software and introduce new software products to satisfy an expanded range of customer needs and achieve market acceptance. There can be no assurance that we will have sufficient resources to make the necessary investments or that we will be able to develop and implement the technological advances required to maintain a competitive position.

16. WE MAY NEVER BE ABLE TO ACHIEVE SALES REVENUES SUFFICIENT TO BECOME PROFITABLE.

We believe that the acceptance of our software products will depend on our ability to:

     * Effectively market our software products and develop brand recognition;
     * Develop user-friendly software products that appeal to children and their caretakers;
     * Price and license the software products in a manner that is appealing to potential customers and to partners that would promote our software products;
     *    Develop and maintain a favorable reputation among our customers; and
     * Have the financial ability to withstand downturns in the general economic environment or conditions that would slow the licensing of our software products.

There can be no assurance that our software will achieve a level of market acceptance that will make us profitable.

17. WE FACE INTENSE COMPETITION FROM OTHER BUSINESSES THAT CURRENTLY MARKET INTERACTIVE PHOTO SLIDESHOW SOFTWARE FOR PRE-SCHOOL AND SCHOOL-AGED CHILDREN.

Competition will come not only from those who deliver their products through traditional retail establishments but also from those who deliver their products and software through the internet. Our competitors have longer operating histories, greater brand recognition, larger marketing budgets and installed customer bases. In addition, these companies are able to field full-time, directly employed sales personnel to better cover certain markets and customers. They can also invest greater resources in the development of technology, content and research which will allow them to react to market changes faster, putting us at a possible competitive disadvantage.

18. MANY OF OUR COMPETITORS AND POTENTIAL COMPETITORS HAVE SIGNIFICANTLY MORE FINANCIAL RESOURCES, WHICH COULD ALLOW THEM TO DEVELOP SOFTWARE THAT COULD RENDER OUR PROPOSED SOFTWARE INFERIOR.

Our competition, including Ulead, Photodex and Wondershare Software, may have software or may develop software that will render our proposed software inferior. We will likely need to obtain and maintain certain advantages over our competitors in order to be competitive, which require resources. There can be no assurance that we will have sufficient financial resources to maintain our R&D, marketing, sales and customer support efforts on a competitive basis, or that we will be able to make the improvements necessary to maintain a competitive advantage with respect to our software products.

19. MARKETING AND MAKING OUR SOFTWARE PRODUCTS AVAILABLE ON THE INTERNET EXPOSE US TO REGULATORY AND LEGAL ISSUES.

A range of exposures may exist due to how we intend to market our software products. If we create and utilize a web site, as we plan to do, online access through a company-operated web site requires careful consideration of legal and regulatory compliance requirements and issues. We will need sufficient security measures to protect information and preserve the privacy of our customers and monitor the use of the site. This may require extensive legal services that may become an increased cost component when considering the development of our software and technologies.

20. IF A THIRD PARTY ASSERTS THAT WE INFRINGE UPON ITS PROPRIETARY RIGHTS, WE COULD BE REQUIRED TO REDESIGN OUR SOFTWARE, PAY SIGNIFICANT ROYALTIES OR ENTER INTO LICENSE AGREEMENTS.

Although presently we are not aware of any such claims, a third party may assert that our technology or technologies of entities we acquire violates its intellectual property rights. As the number of software products in our markets increases and the functionality of these software products further overlap, we believe that infringement claims will become more common. Any claims against us, regardless of their merit, could:

     -    be expensive and time consuming to defend;
     -    result in negative publicity;
     - force us to stop licensing our software products that incorporate the challenged intellectual property;
     -    require us to redesign our software products;
     -    divert management's attention and our other resources; or
     - require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies, which may not be available on terms acceptable to us, if at all.

We believe that any successful challenge to our use of a trademark or domain name could substantially diminish our ability to conduct business in a particular market or jurisdiction and thus decrease our revenues and result in possible losses to our business.

                          RISKS RELATED TO THE OFFERING

21. OUR STOCK PRICE AFTER THE OFFERING COULD BE BELOW THE OFFERING PRICE.

The offering price of our common stock was arbitrarily determined by us and does not necessarily bear any relationship to our book value, assets, financial condition, or to any other established criteria of value. Our common stock price after the offering could be below the offering price.

22. THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK AND OUR STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE PRICE AT WHICH THEY PURCHASED THEIR SHARES, OR AT ALL.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board after the registration statement is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Even if a trading market develops, we cannot predict how liquid that market might become. The initial public offering price may not be indicative of prices that will prevail in the trading market. The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The trading price of our common stock following the offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

     - Quarterly variations in our results of operations or those of our competitors;
     - Announcements by us or our competitors of acquisitions, new software products, significant contracts, commercial relationships or capital commitments;
     -    Disruption to our operations;
     -    Commencement of, or our involvement in, litigation;
     -    Any major change in our board or management;
     - Changes in governmental regulations or in the status of our regulatory approvals; and
     - General market conditions and other factors, including factors unrelated to our own operating performance.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such public companies. Such fluctuations may be even more pronounced in the trading market shortly following this offering. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

23. FUTURE SALES BY OUR STOCKHOLDERS COULD CAUSE THE STOCK PRICE TO DECLINE.

No predictions can be made of the effect, if any, that market sales of shares of our common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

24. STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

25. OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock." The regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser's account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may", "will", "should", "plans", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 8, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section beginning on page 28, the Management's Discussion and Analysis or Plan of Operation section beginning on page 34 and as well as factors discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

                         DETERMINATION OF OFFERING PRICE

There has been no public market for our common shares. The price of the shares was arbitrarily determined at $0.05 per share. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in us at this initial stage of our development.

The price we arbitrarily determined bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

                                    DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

                              SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 1,410,600 shares of common stock offered through this prospectus. The selling stockholders are all non-U.S. persons who acquired the 1,410,600 shares of common stock from us in a series of Regulation S private placement transactions made between January 2007 and April 2007. None of the selling stockholders are affiliates or controlled by our affiliates and none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The following table provides as of June 15, 2007 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

     1. the number of shares beneficially owned by each prior to this offering;
     2.   the total number of shares that are to be offered by each;
     3. the total number of shares that will be beneficially owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                  Beneficial Ownership                         Beneficial Ownership
                                   Before Offering(1)            Number of       After Offering(1)
                                  --------------------            Being        --------------------
     Name of                                   Number of          Shares                  Number of
Selling Stockholder(1)           Shares        Percent(2)         Offered       Shares    Percent(2)
----------------------           ------        ----------         -------       ------    ----------
Abraham David Karniol             5,000            *               5,000           0           0
Asher Karniol                     5,000            *               5,000           0           0
Malka Karniol                     5,000            *               5,000           0           0
Isaac Friedman                    5,000            *               5,000           0           0
Gita Gross                        5,000            *               5,000           0           0
Avraham Ya'akov Baum              6,000            *               6,000           0           0
Inbar Kuta                       19,000            *              19,000           0           0
Rachel Langnoier                 10,000            *              10,000           0           0
Jeshyahey Lanegnoier             10,000            *              10,000           0           0
Israel Eli Wiess                  6,000            *               6,000           0           0
Rachel Pines                    199,600         2.21             199,600           0           0
Aron Meirovich                    6,000            *               6,000           0           0
Arie Friedman                    10,000            *              10,000           0           0
Golda Friedman                   10,000            *              10,000           0           0
Hadas David                     300,000         3.32             300,000           0           0
Alfred Eliazer Fuchs              6,000            *               6,000           0           0
Issac Philip                      5,000            *               5,000           0           0
Oded  Ofarim                    160,000         1.77             160,000           0           0
Moshe Dirnfeld                    6,000            *               6,000           0           0
Anat Ofarim                     140,000         1.55             140,000           0           0
Israel Fink                       8,000            *               8,000           0           0
Baruch Zehev Feder                6,000            *               6,000           0           0
Dov Behar Richman                 5,000            *               5,000           0           0
Shalom Porgesz                    7,000            *               7,000           0           0
Betzalel Glandor                  5,000            *               5,000           0           0

Pinchas Yechezkel Babad           6,000            *               6,000           0           0
Hinde Klein                       5,000            *               5,000           0           0
Joseph Ringel                     6,000            *               6,000           0           0
Chava Ausch                       5,000            *               5,000           0           0
Efraim Sharf                      8,000            *               8,000           0           0
Moshe Brown                       5,000            *               5,000           0           0
D'vori Manheim                    6,000            *               6,000           0           0
Shalom Lemberger                 10,000            *              10,000           0           0
Nachman Rutner                    5,000            *               5,000           0           0
Nisan Ringel                      5,000            *               5,000           0           0
Akiva Pines                     400,000         4.43             400,000           0           0
            TOTAL             1,410,600        15.63%          1,410,600           NIL         *

NOTES
*    Represents less than 1%
(1) The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.
(2) Applicable percentage of ownership is based on 9,022,600 shares of common stock outstanding as of June 15, 2007.

                              PLAN OF DISTRIBUTION

This prospectus relates to the registration of 1,410,600 common shares on behalf of the selling stockholders.

NO CURRENT MARKET FOR OUR SHARES

There is currently no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over -the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. We cannot give you any assurance that the shares you purchase will ever have a market value or that if a market for our shares ever develops, that you actually will be able to sell your shares in this market. Further, even assuming we do locate such a market maker, it could take several months before the market maker's listing application for our shares is approved, if such approval is obtained. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally stocks of smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The selling stockholders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling stockholders must be made at the fixed price of $0.05 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

     *    ordinary broker transactions, which may include long or short sales,
     * transactions involving cross or block trades on any securities or market where our common stock is trading,
     * purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant toothis prospectus,
     * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     *    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $15,007.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

REGULATION M

We have informed the selling stockholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

                                LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder, is an adverse party or has a material interest adverse to our interests.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our officers and directors and their ages and positions are as follows:

  Name                     Age                    Position
  ----                     ---                    --------
Aaron Bard                 24            President and Director

Alan Sacks                 52            Secretary, Treasurer and Director

MR. AARON BARD

Mr. Aaron Bard has been our President and Director since September 13th 2006. Over the past five years Mr. Bard has been a full-time instructor, including computer-related instruction, at the "Bletz" Yeshiva in Jerusalem, Israel. In this capacity, one of his functions is to interact with children between the ages of 6 and 18 years. Through instructing children in the use of computers Mr. Bard identified a need for a user-friendly software package aimed at children that will enable them to organize and assort personal photographs into an interactive slide show.

MR. ALAN SACKS

Mr. Alan Sacks, our Secretary, Treasurer and Director since October 31, 2006, has been involved in the hospitality industry for 30 years. From 1992 to the present, he has served as the president of A.B.D.M. Enterprises Inc. located in North Vancouver, B.C. Canada. A.B.D.M. Enterprises Inc. is involved in the hospitality procurement service industry. Mr. Sacks served as the corporate director of Food and Beverage for Delta Hotels & Resorts, Canada and as general manager of several of their properties in Ontario and B.C., Canada. Until 2004, Mr. Sacks was an instructor in the Department of Hospitality Management (Labour Relations, Business Law & Facilities Management) at the Vancouver Community College in Vancouver BC Canada. Mr. Sacks has an Honors Degree in Hotel Catering from the University of Surrey, Guildford, Surrey, England.

TERM OF OFFICE

Our directors are appointed for one-year terms and hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board.

The officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of our directors. We have not compensated our directors for service on our Board of Directors or reimbursed them for expenses incurred for attendance at meetings of our Board of Directors. Officers are appointed annually by our Board of Directors and each officer serves at the discretion of our Board of Directors.

Our Board of Directors may in the future determine to pay directors' fees and reimburse directors for expenses related to their activities.

Our officers and directors have not filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five years.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors does not currently have any members who qualify as "audit committee financial experts." We believe that the cost related to retaining such a financial expert at this time is prohibitive.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, nominee for director or executive officer of the Company has appeared as a party in any legal proceeding that may bear on his ability or integrity during the past five years.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our common stock owned as of June 15, 2007, by all persons (i) known to us who own more than 5% of the outstanding number of such shares, (ii) by all of our directors, and (iii) by our officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                    Name and Address of      Amount and Nature     Percentage of
Title of Class      Beneficial Owner(2)   of Beneficial Ownership     Class(1)
--------------      -------------------   -----------------------     --------

Common Stock         Mr. Alan Sacks             5,012,000              55.5%

Common Stock         Mr. Aaron Bard             2,500,000              27.7%

All officers
 as a Group                                     7,512,000              83.2%

----------
(1)  Based on 9,022,600 shares of our common stock outstanding.
(2) The address for Mr. Sacks is 3625 Blubonnet Road, North Vancouver BC V7R 4C9. The address for Mr. Bard is 15 Zichron Ya'acov, Suite 23 Entrance B. Jerusalem, Israel 94421.

CHANGES IN CONTROL

There are no arrangements which may result in a change in control of us.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our Certificate of Incorporation authorizes us to issue 100,000,000 shares of common stock at a par value of $0.0001 per share. As of June 15, 2007, 9,022,600 shares of common stock were issued and outstanding. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

Our Certificate of Incorporation authorizes us to issue 50,000,000 shares of preferred stock at a par value of $0.0001 per share. As of June 15, 2007, we have not issued any shares of preferred stock.

Our Board of Directors has the ability to issue "blank check" preferred stock in various series, and shares of each series will have such rights, preferences, and privileges fixed by the Board of Directors in the resolutions authorizing the issuance of that particular series. The Board of Directors may issue any such series of blank check preferred stock without action by the holders of the common stock. Accordingly, the issuance of blank check preferred stock may adversely affect the rights of the holders of our common stock. In addition, the issuance of blank check preferred stock may be used as an "anti-takeover" device without further action on the part of the holders of our common stock. The issuance of preferred stock may also dilute the voting power of the holders of common stock, in that a series of preferred stock may be granted enhanced per

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
share voting rights and the right to vote on certain matters separately as a class, and may render more difficult the removal of current management, even if such removal may be in the best interests of our common shareholders.

We have no current plans to issue any shares of preferred stock.

WARRANTS

There are no outstanding warrants to purchase our securities.

OPTIONS

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

TRANSFER AGENT

We have appointed the following transfer agent for our shares of common stock:
Island Capital Management, LLC, d/b/a Island Stock Transfer, 100 Second Avenue S., Suite 300N St. Petersburg, Fl 33701 Phone: (727) 287-0010 Fax: (727)
287-0069. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. SRK Law Offices, our independent legal counsel, has provided an opinion on the validity of our common stock.

Our financial statements for the period from inception to May 31, 2007, included in this registration statement have been audited by Moore & Associates, Chartered, as set forth in their report included in this registration statement.

             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF
                           SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                             DESCRIPTION OF BUSINESS

OVERVIEW OF THE COMPANY

We are a development stage company that was formed on June 27, 2006. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering and we have retained the services of a consultant to assist us in reaching the milestones that we have set in our plan of operation. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. Neither we nor our officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Our initial board of directors consisted of two members, Mr. Benny Karasik and Mr. Shlomo Friedman, who also respectively served as our President, Treasurer and Secretary. On September 12, 2006 and October 31, 2006, Mr. Benny Karasik and Mr. Shlomo Friedman respectively resigned from all their positions as officers and directors of the Company and Mr. Aaron Bard and Mr. Alan Sacks were elected as the new directors and respectively, as President, Treasurer and Secretary of the Company to serve until their successors are elected and qualified.

OBJECTIVES

We intend to focus on developing user-friendly software that creates interactive photo slideshows for children to watch and play on a personal computer. Our software will turn selected family digital photos into interactive slideshows complete with music, transitions, captions and interactive games. The traditional photo slideshow is a display of a series of chosen images. We intend to develop software that will enable parents to turn their family digital photos into an interactive photo slideshow and game based on their personal family photos. We plan to develop themes for the interactive photo slideshow specially designed for children ages 3 to 12 years of age. Our target market is the parents of children who wish to capture their family memories in a fun and interesting way for their children to watch and play for years to come and eventually hand down to their children and grandchildren.

Our planned software involves the following three-step process for the creation and interactive manipulation of photo slideshows:

     STEP 1: IMPORT PHOTOS - a parent imports photos from a digital camera, scanner, hard drive and the internet.

     STEP 2: CHOOSE A THEME - a parent chooses a theme and determines the overall appearance of the interactive photo slideshow by applying corresponding slideshow and menu elements. These elements include visual styles, motion effects, and background music. Themes can be selected from specially designed theme templates in categories such as Holidays, Birthdays, Kindergarten, Preschool and Elementary school.

     STEP 3: BURN & INTERACTIVE PLAY - a parent records the interactive photo slideshow on a CD or DVD disc that can be played on any domestic CD or DVD player or personal computer. Our software products will enable parents and children to manipulate their photo slideshows and play a number of different interactive games like puzzles and memory match games with the photos.

We plan to develop a software product that will be easy enough for anyone to use, regardless of his/her level of computer literacy. Our software product will provide useful features, contain help support and be easy to install. We intend to concentrate our efforts on:

     * EASE OF USE - The set-up of the photo slideshow will be easy to use, simplifying the task of creating and sharing photos with others.

     * SLIDESHOW FUNCTIONALITY - the photo slide-show will contain basic functions, including:

     *    Timing Control
     *    Drag-and-Drop Placement
     *    Slideshow Preview
     *    Text and Captions

     * HELP/SUPPORT - We will use a variety of sources to provide support to users, including built-in help manuals and step-by-step tutorials, email support and frequently asked questions (FAQ) pages.

In the future, after we begin to generate revenues, we plan to add enhanced features such as:

     *    Educational content for children ages 3 - 12.
     *    Audio Synchronization
     *    Video Clips
     *    Voice Recording
     *    Hotkeys

Once we set up our website and complete our software development, a parent will be able to purchase and download our software directly from our website. We plan to price our software at below $100 for a downloadable version and slightly higher for a boxed version. According to our business model, the majority of our revenues will come from online sales of our software.

For additional information, please see "Plan of Operation" below.

We do not currently have sufficient capital to operate our business, and we will require additional funding in the future to sustain our operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our offices are currently located at 15 Zichron Ya'akov, Suite 23 Entrance B. Jerusalem 94421 Israel. Our telephone number is +1-877-651-2236. We have secured a domain name - www.interactiveslideshow.com but do not yet have an operating website.

                             THE MARKET OPPORTUNITY

We plan to market our interactive photo slideshow software to parents of children between the ages of 3 and 12. According to the following surveys in the United States and Canada, our target market in North America is very large:

The U.S. Census Bureau's 2005 estimate for the number of families residing in the United States was 74,341,149 (with an average family size of 3.18 people). Of these 74,341,149 families, 35,083,508 (approximately 47%) had children under 18 years of age.
(http://factfinder.census.gov/servlet/STTable?_bm=y&-geo_id=01000US&-qr_name
=ACS_2005_EST_G00_S1101&-ds_name=ACS_2005_EST_G00_&-redoLog=false)

The Bureau also has estimated the number of children under the age of 15 to be 60,559,408.
(http://factfinder.census.gov/servlet/STTable?_bm=y&-geo_id=
01000US&-qr_name=ACS_2005_EST_G00_S0101&-ds_name=ACS_2005_EST_G00)_

According to Statistics Canada, in 2004 there were approximately 8,701,700 families residing in Canada, with an average family size of three people. Notably, there was an increase in the number of families between the years 2000 and 2004 of approximately 321,600 (with an average annual increase of about 0.946%), (http://www40.statcan.ca/l01/cst01/famil40.htm).
Also, in 2001, of the 8,371,020 families residing in Canada, 5,311,795 (approximately 63.45%) had children at home (http://www40.statcan.ca/l01/cst01/famil54a.htm). Furthermore, based on a census conducted in 2006, the number of children residing in Canada younger than 15 years of age was 5,644,600, (http://www40.statcan.ca/l01/cst01/demo10a.htm).

Based on the foregoing information, we believe that attracting only a small percentage of our target market in North America will enable us to operate profitably. There can be no assurance, however, that our software products will appeal to parents of children between the ages of 3 and 12.

OUR COMPETITIVE POSITION IN THE PHOTO SLIDESHOW SOFTWARE INDUSTRY

The photo slideshow software industry is highly competitive. The photo slideshow software we plan to introduce will encounter strong competition from many other companies, including many with greater financial resources than ours as well as from larger and more established companies.

Our competitors include companies such as:

     *    Ulead - CD & DVD PictureShow (http://www.ulead.com/dps/runme.htm)
     *    Photodex Corporation - ProShow
          (http://www.photodex.com/products/proshow/)
     *    Wondershare Software - DVD SlideShow Builder
          (http://www3.photo2vcd.com/index.html)

These companies currently dominate the photo slideshow market and we expect them to remain the dominant force for the time being. These companies offer do-it-yourself photo slideshow software programs which are similar to our future product.

We seek to differentiate ourselves by providing our customers with more than the traditional photo slideshow. Our software will enable parents and children to be active with their photo slideshows and play a number of different interactive games like puzzles and memory match games with the photos.

MARKETING & SALES STRATEGY

We plan to market our photo slideshow software with a web-based marketing campaign; this web-based campaign will include the following:

E-MAIL MARKETING

E-mail marketing is one of the most powerful marketing tools available for today's small businesses. According to DoubleClick's Email Consumer Study, over 78% of online shoppers have purchased products because of permission-based e-mails and 59% of e-mail recipients have bought in a retail store as a result of a merchant's e-mail.

Source: (http://www.doubleclick.com/us/about_doubleclick/
press_releases/default.asp?p=534).

We have budgeted $10,000 from our marketing budget for a mass e-mail campaign

BANNER ADVERTISING

The main vehicle for commercial sector advertising on the Web is called the "banner ad." These advertisements are the same as you might see in a newspaper, only they usually appear in the margin or top of a Web page, and they can also be far more dynamic than a print ad.

The effectiveness of these ads is still in question. Given the ease with which statistics can be collected on the number of times ads have been "clicked" by users, there is strong evidence that they are often ignored. Nevertheless, it is difficult to determine whether these Web ads are more or less effective than other forms of advertising.

We budgeted $5,000 from our marketing campaign for banner advertising. We intend to place banner ads on websites that specifically target parents of young children such as www.parents.com.

SUBMISSION TO DIRECTORIES

We plan to submit our website to directories in order to increase our presence on the Internet, as well as to get better rankings on search results. There are several directories to which we plan to submit our website for free, such as (http://www.yahoo.com - regional Yahoos also exist), Google
(http://www.google.com), Altavista (http://www.altavista.com) and Excite (http://www.excite.com).

The submission of our website to the above directories is at no cost to the Company.

DISTRIBUTION

We plan to price our software at below $100 for a downloadable version and slightly higher for a boxed version. According to our business model, the majority of our revenues will come from online sales of our software.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

There are no constraints on the sources or availability of products and supplies related to our business. We are producing our own software product and the distribution of the software product and services will be primarily over the internet.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We plan on selling our software products and services directly to consumers over the internet. Our photo slideshow software will be priced for mass market consumption. Therefore, we do not anticipate dependence on one or a few major customers for at least the next 12 months or the foreseeable future.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

We are planning to develop our interactive photo slideshow software. Beyond our trade name, we currently do not hold any other intellectual property, and except for the copyright to our software product we do not anticipate any additions in the foreseeable future. We plan to rely for the most part on trade secrecy laws and contractual proprietary rights and non-disclosure provisions to protect any intellectual property rights that we create in our photo slideshow software products.

EXISTING OR PROBABLE GOVERNMENT REGULATIONS

If we create and utilize a web site, as we plan to do, online access through a company-operated web site requires careful consideration of legal and regulatory compliance requirements and issues.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any costs to date and, except for outsourcing the development of our photo slideshow software, we have no plans to undertake any research and development activities during the first year of operation.

EMPLOYEES

We have no employees at the present time. Our officers and directors, are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

We have no intention of hiring employees until the business has been successfully launched and we have sufficient, reliable revenue from our operations. Since our ongoing operation is not labor intensive, our officers and directors will do whatever work is required until our business reaches the point of having positive cash flow. Human resource planning will be part of an ongoing process that will include regular evaluation of operations and revenue realization. We do not expect to hire any employees within the first year of operation. Instead, we plan on outsourcing the necessary tasks.

REPORTS TO STOCKHOLDERS

We will voluntarily make available to stockholders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

                       WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we filed with the SEC a registration statement on Form SB-2 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, and on the SEC Internet site at http:\\www.sec.gov.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. WE UNDERTAKE NO OBLIGATION TO UPDATE SUCH STATEMENTS TO REFLECT EVENTS THAT OCCUR OR CIRCUMSTANCES THAT EXIST AFTER THE DATE ON WHICH THEY ARE MADE.

OVERVIEW

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate any revenues until we complete the development of our interactive photo slideshow software. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.

PLAN OF OPERATION

Our plan of operation is to establish ourselves as a company that will produce and distribute interactive photo slideshow software. Distribution would primarily be via download from the Internet directly to consumers. Our target market is the parents of children who wish to capture their family memories in a fun and interesting way for their children to watch and engage in interactive play for years to come and eventually hand down to their children and grandchildren.

In the opinion of our management, widespread use of digital cameras and scanners makes it very easy to capture, catalog, distribute and enjoy personal family photographs. The increasing trend has been to share family photos on-line for all to see. Examples of this can be seen in the vast popularity of websites such as Flicker (www.flicker.com), Google Photos (picasaweb.google.com) and Yahoo! Photos (photos.yahoo.com).

Our concept takes this trend to a new level by using the vast collection of family photos in an interactive, entertaining and interesting photo slideshow especially designed to appeal to children.

Our business objectives are:

     * To develop the interactive photo slideshow software that will benefit both parents and children alike.
     * To execute our web-based marketing campaign and to create interest in our product.
     * To establish a brand name that will be associated with user-friendly photo slideshow software that enables interactive play.

Our goals over the next 12 months are:

     *    To establish a customer data-base from our mass e-mail campaign.

     *    To drive traffic to our website and achieve 250 visitors per day.
     *    To generate revenue by the first quarter of 2008.
     *    To achieve break-even results of operations over the next 12 months.

During the first stages of our growth, our officers and directors will provide all of the labor required to execute our business plan at no charge, except we do intend to hire a website programmer on a contract basis for two months at an estimated cost of $6,000 to set up our website and we do plan to outsource initial software development tasks at an estimated cost of $30,000. Management has no intention of hiring any employees during the first year of operations. Due to our limited financial resources, each member of the management team will dedicate approximately 10 - 20 hours per week in order to execute our plan of operation.

EXPENDITURES

In our management's opinion, we will incur the following expenses to fund our plan of operation over the next twelve months:

     Legal, Accounting and Transfer Agent fees *                         $30,000
     Software development                                                $30,000
     Website programmer +  hosting with Yahoo! Shops or similar          $ 7,200
     Web-Based Marketing                                                 $15,000
                                                                         -------
     Total                                                               $58,200
                                                                         =======

----------
*    Total expenses of approximately $30,000 of which we have prepaid $24,000.

These expenditures are described in detail in the section entitled "Milestones" below.

ACTIVITIES TO DATE

Our management wrote the software requirements specification (SRS) for our photo slideshow software in order to reduce the development effort and to estimate the costs and schedules for developing the software.

The SRS addressed the following:

* FUNCTIONALITY          What is the software supposed to do?
* EXTERNAL INTERFACES.   How does the software interact with end-users?
* PERFORMANCE.           What is the speed, availability, response time,
                         recovery time of various software functions?

During April 2007 we hired a freelance business consultant to assist our directors in attaining the following milestones & decisions with respect to our Plan of Operation. In consideration for this professional advice we paid an amount of $1,672.

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
We have secured a domain name "www.interactiveslideshow.com" but do not yet have an operating website.

MILESTONES

The following is a chronological itemization of the milestones that we intend to achieve over the next 12 months. We are currently in the first period of the milestones noted below.

JUNE - SEPTEMBER, 2007

During the first 4 months we will be focusing on developing our interactive photo slideshow software. Our director, Alan Sacks, will be in charge of engaging a third party software development company to develop our purposed software product.

OCTOBER - DECEMBER, 2007

We plan to set up an e-commerce website with "Yahoo! Shops" or with a similar provider to sell our interactive photo slideshow software. Yahoo! Shops is a turnkey online shopping cart system for merchants who wish to sell their products online.

The website's main features will include:

     *    Product Catalog
     *    Shopping Cart and Checkout
     *    Customer Service
     * Marketing (search engine friendly pages, automatic submission to Yahoo! and Google)
     *    Product promotion
     * Payment processing (accepting credit, debit, and PayPal payments online)
     *    Shipping and Taxes

We plan to retain a website programmer on an independent contractor basis for two months at the cost of $6,000 to set up our website.

The contractor's main duties will include:

     *    Custom design of our website.
     *    Set up our product page with product details and picture.
     *    Set up custom fields for order info.
     *    Track site statistics.
     * Train our Secretary, Treasurer and director, Alan Sacks, on how to maintain our online store on a day to day basis.

At this stage we have not budgeted for any extension of the two-month computer programmer budget.

JANURARY, 2008 - JUNE, 2008

We plan to start our web-based marketing campaign and have budgeted $15,000 to be spent over a six-month period. We will commence our initial marketing plan using a mass e-mail campaign targeted specifically at parents with children between the ages of 3 and 12 in the North American market. We hope to gain a customer base as a result of this campaign. We plan to contact a number of internet sites that target the same demographic market and we plan to purchase banner ads on those websites. In parallel, we plan to place a survey on our website that will gather information on how entrants to our website arrived at our site. We will then focus our marketing efforts towards the most successful platform.

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not expect to purchase any significant equipment over the twelve months.

EMPLOYEES

Currently our only employees are our directors and officers. We do not expect any other material changes in the number of employees over the next 12 months.

LIQUIDITY AND CAPITAL RESOURCES

We have raised $ 7,612 from the sale of stock to our officer and directors and $70,530 through a private placement to 35 non-affiliated investors. Our financial statements report a net loss of $28,079 for the period from June 27, 2006 (date of inception) to May 31, 2007. Our net loss is primarily due to $1,646 on general and administrative fees, $1,672 on consulting fees, $807 filing fees and $24,000 for professional fees. On June 15, 2007 we had a working capital of approximately $50,000.

In the opinion of our management, funds currently available will not satisfy our working capital requirements up to May 31st, 2008. Estimated funding required during the twelve month period ending May 31st 2008 is $58,200. Given our current cash position of 50,000 this leaves us with a shortfall of $8,200.

Since June 27th, 2006 (inception) to June 15, 2007 we sold 9,022,600 shares.

We have never had any income from operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our website costs greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing.

We have suffered recurring losses from operations. Our continuation is dependent upon us raising additional capital. In this regard we have raised additional capital through the private placements noted above but we will still require additional funds to continue our operations and plans.

The continuation of our business is dependent upon us obtaining further financing, the successful development of our website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

GOING CONCERN CONSIDERATION

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

 OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

                             DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate office at 15 Zichron Ya'akov, Suite 23 Entrance B. Jerusalem 94421 Israel. This space is sufficient until we commence full operations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, shareholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Mr. Aaron Bard, our President and director, has contributed office space for our use for all periods presented. There is no charge to us for the space since the value of such space is nominal and covers a limited amount of time.

Mr. Shlomo Friedman our former Secretary, Treasurer and Director purchased by subscription 100,000 shares of our common stock on June 27, 2006 (inception) for $0.001 share or an aggregate of $100.

Mr. Aaron Bard, our President and director, purchased by subscription 2,500,000 shares of our common stock on September 13, 2006 for $0.001 share or an aggregate of $2,500.

Mr. Alan Sacks, our Secretary, Treasurer and director, purchased by subscription 5,012,000 shares of our common stock on October 31, 2006 for $0.001 share or an aggregate of $5,012.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

RULE 144

As of June 15, 2007, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal 90,220, shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

STOCK OPTION GRANTS

As of June 15, 2007, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

HOLDERS OF OUR COMMON STOCK

As of June 15, 2007, we have 38 registered shareholders.

DIVIDENDS

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the expansion and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors that our Board of Directors may deem relevant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

None.

                             EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

                           SUMMARY COMPENSATION TABLE

                                       Annual Compensation              Long Term Compensation(1)
                                 ------------------------------    -----------------------------------
                                                                           Awards              Payouts
                                                                           ------              -------
                                                                   Securities     Restricted
                                                                   Underlying      Shares or
Name and                                                            Options/      Restricted
Principal                                                             SARs           Share       LTIP
Position           Year(6)       Salary      Bonus     Other(1)     Granted          Units      Payouts    All Other
--------           -------       ------      -----     --------     -------          -----      -------    ---------
AARON BARD          2007          Nil         Nil        Nil          Nil             Nil         Nil         Nil
President and       2006          Nil         Nil        Nil          Nil             Nil         Nil         Nil
director(2)

ALAN SACKS
Secretary,          2007          Nil         Nil        Nil          Nil             Nil         Nil         Nil
Treasurer and       2006          Nil         Nil        Nil          Nil             Nil         Nil         Nil
director(3)

BENNY KARASIK
Former officer
and director(4)     2006          Nil         Nil        Nil          Nil             Nil         Nil         Nil

SHLOMO FRIEDMAN
Former officer
and director(5)     2006          Nil         Nil        Nil          Nil             Nil         Nil         Nil

----------
(1) The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.
(2) Aaron Bard became our President and a director of our company, on September 13, 2006.
(3) Alan Sacks became our Secretary and a director of our company, on October 31, 2006.
(4) Benny Karasik resigned as our President and a director of our company on September 12, 2006.
(5) Shlomo Friedman resigned as our Treasurer, Secretary and director of our company on October 31, 2006.
(6)  We were incorporated on June 27, 2006.

OPTION/SAR GRANTS

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There is currently no employment or other contracts or arrangements with officers or directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

DIRECTOR COMPENSATION

We have paid no compensation to our directors for their services as directors and we have no agreements with the directors for their services as directors. The following table sets forth the aggregate compensation paid or accrued by the Company to the Directors from inception until June 15, 2007.

                              FINANCIAL STATEMENTS

                           Your Digital Memories, Inc.
                              FINANCIAL STATEMENTS
                                  May 31, 2007

                                      Index

                                                                         Page
                                                                        Number
                                                                        ------
Financial Statements
  Report of Independent Registered Public Accounting Firm                 F-2
  Balance Sheets                                                          F-3
  Statements of Operations                                                F-4
  Statement of Stockholders' Equity                                       F-5
  Statements of Cash Flow                                                 F-6
  Notes to audited Financial Statements                                   F-7

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Your Digital Memories Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Your Digital Memories Inc. as of May 31, 2007, and the related statements of operations, stockholders' equity and cash flows (Inception) June 27, 2006 through May 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Your Digital Memories Inc. as of May 31, 2007 and the results of its operations and its cash flows from Inception June 27, 2006 through May 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has net losses $28,079 which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
June 8, 2007

               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7511 Fax (702) 253-7501

                           YOUR DIGITAL MEMORIES, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                        May 31,
                                                                         2007
                                                                       --------
ASSETS

Current Assets
  Cash                                                                 $ 50,063

                                                                       --------

      Total Assets                                                     $ 50,063
                                                                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities                                                            $     --
                                                                       --------
      Total Liabilities                                                $     --
                                                                       --------

Stockholders' Equity (Note 4, 5)
  Common Stock, authorized
    100,000,000 shares, par value $0.0001
  Preferred Stock, authorized
    50,000,000 shares, par value $0.0001

Issued and outstanding:
  9,022,600 common shares                                                   902
  Additional paid-in capital                                             77,240
  Deficit accumulated during the development stage                      (28,079)
                                                                       --------

      Total Stockholders' Equity                                         50,063
                                                                       --------

Total Liabilities and Stockholders' Equity                             $ 50,063
                                                                       ========

         The accompanying notes are an integral part of these statements

                           YOUR DIGITAL MEMORIES, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS


                                           Cumulative             Cumulative
                                          Amounts From           Amounts From
                                            Date of                Date of
                                        Incorporation on       Incorporation on
                                          June 27,2006           June 27,2006
                                               to                     to
                                          May 31, 2007           May 31, 2007
                                          ------------           ------------

REVENUE                                   $        --            $        --

OPERATING EXPENSES
  General and Administrative                    1,646                  1,646
  Professional Fees                            24,000                 24,000
  Consulting                                    1,672                  1,672
  Filing Fees                                     807                    807
                                          -----------            -----------
      Total Expenses                           28,124                 28,124
                                          -----------            -----------

Loss from operations                          (28,124)               (28,124)
                                          ===========            ===========

Interest income                                    45                     45

Loss before income taxes                      (28,079)               (28,079)
                                          -----------            -----------

Provision for income taxes                         --                     --
                                          ===========            ===========

Net loss                                  $   (28,079)           $   (28,079)

Basic and Diluted (Loss) per Share                  a                      a
                                          -----------            -----------
Weighted Average
 Number of Shares (Note 4)                  5,061,492              5,061,492
                                          ===========            ===========

----------
a = Less than ($0.01) per share


         The accompanying notes are an integral part of these statements

                           YOUR DIGITAL MEMORIES, INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                    JUNE 27, 2006 (INCEPTION) TO MAY 31, 2007

                                                 Common Stock
                                             ---------------------        Paid in     Accumulated        Total
                                             Shares         Amount        Capital       Deficit          Equity
                                             ------         ------        -------       -------          ------
INCEPTION JUNE 27, 2006                           --       $    --       $     --      $      --       $      --

Common Shares issued to
 director for cash June 27, 2006             100,000            10             90                            100

Common Shares issued to
 director for cash Sept 12, 2006           2,500,000           250          2,250                          2,500

Common Shares issued to
 director for cash October 31, 2006        5,012,000           501          4,511                          5,012

Private placement closed April 30, 2004    1,410,600           141         70,389                         70,530

Net loss for the year                                                                    (28,079)        (28,079)
                                          ----------       -------       --------      ---------       ---------
BALANCE, MAY 31, 2007                      9,022,600       $   902       $  7,240      $ (28,079)      $  49,963
                                          ==========       =======       ========      =========       =========


         The accompanying notes are an integral part of these statements

                           YOUR DIGITAL MEMORIES, INC.
                          (A Development Stage Company)

                             STATEMENTS OF CASH FLOW

                                                                               Cumulative
                                                                              Amounts From
                                                         Date of                Date of
                                                     Incorporation on       Incorporation on
                                                       June 27,2006           June 27,2006
                                                            to                     to
                                                       May 31, 2007           May 31, 2007
                                                       ------------           ------------
Operating Activities
  Net (Loss) for the year                                $(28,079)              $(28,079)

Net Cash (Used) by Operating Activities                   (28,079)               (28,079)
                                                         --------               --------
Financing Activities
  Proceeds from sale of Common Stock                       78,142                 78,142
                                                         --------               --------
Cash Provided by Financing Activities
                                                           78,142                 78,142
                                                         --------               --------

Net Increase in Cash                                       50,063                 50,063

Cash, Beginning of Period                                      --                     --
                                                         --------               --------
Cash, End of Period                                      $ 50,063               $ 50,063
                                                         ========               ========

Supplemental disclosure with respect to cash flows:
  Cash paid for income taxes                             $     --               $     --
  Cash paid for interest                                 $     --               $     --


         The accompanying notes are an integral part of these statements

                           YOUR DIGITAL MEMORIES, INC.
                          (A Development Stage Company)

                      NOTES TO AUDITED FINANCIAL STATEMENTS
                                 (MAY 31, 2007)


NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Your Digital Memories, Inc, (A Development Stage Company) was incorporated on June 27, 2006 under the laws of the State of Nevada. The company has limited operations and in accordance with SFAS #7 is considered to be in the development stage, and has had no revenues from operations to date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company's only significant asset at May 31, 2007 is cash. The relevant accounting policies and procedures are listed below. The company has adopted a May 31 year end.

ACCOUNTING BASIS

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

MANAGEMENT CERTIFICATION

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America, consistently applied.

CASH AND CASH EQUIVALENTS

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

EARNINGS (LOSS) PER SHARE

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NET INCOME PER COMMON SHARE

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

REVENUE AND COST RECOGNITION

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

NOTE 3. INCOME TAXES:

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 4. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001 per share. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

On June 27, 2006 (inception) the Company issued 100,000 shares of its common stock to its Director, Mr. Shlomo Friedman for cash. See Note 5.

On September 13, 2006 (inception), the Company issued 2,500,000 shares of its common stock to its Director, Mr. Aaron Bard for cash of $2,500. See Note 5.

On October 31, 2006, the Company issued 5,012,000 shares of its common stock to its Director for cash of $5,012. See Note 5.

On April 30, 2007, the Company accepted subscriptions for 1,410,600 common shares from 35 investors under a private placement. The private placement was not subject to any minimum investment and was priced at $0.05 per share. The Company accepted the subscriptions on various dates throughout inception to April 30, 2007 from 35 offshore non-affiliates investors.

As of May 31, 2007 the Company had 9,022,600 shares of common stock issued and outstanding.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company's neither owns nor leases any real or personal property. A Director of the Company provides office space free of charge. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On June 27, 2006 (inception) the Company issued 100,000 shares of its common stock to its Director, Mr. Shlomo Friedman for cash. See Note 4.

On September 13, 2006, the Company issued 2,500,000 shares of its common stock to its Director, Mr. Aaron Bard for cash of $2,500. See Note 4.

On October 31, 2006, the Company issued 5,012,000 shares of its common stock to its Director for cash of $5,012. See Note 4.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception to May 31, 2007 of $28,079. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7. NET OPERATING LOSSES

As of May 31, 2007, the Company has a net operating loss carry forward of approximately $28,079, which will expire 20 years from the date the loss was incurred.

NOTE 8. OPERATING LEASES AND OTHER COMMITMENTS:

The  Company   currently  has  no  operating  lease  commitments  or  any  other commitments.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Articles of Incorporation and Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

                    Name of Expense                                  Amount
                    ---------------                                  ------
     Securities and Exchange Commission registration fee            $     7
     Legal fees and expenses (1)                                     12,500
     Accounting fees and expenses (1)                                 2,000
     Miscellaneous (1)                                                  500
                                                                    -------
     Total (1)                                                      $15,007
                                                                    =======
----------
(1) Estimated.

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

On June 27, 2006, we sold 100,000 shares of our common stock to Mr. Shlomo Friedman, our former Secretary, Treasurer and Director, for cash payment to us of $100. We believe this issuance was deemed to be exempt under Regulation D and
Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made only to accredited investors, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On September 13, 2006, we sold 2,500,000 shares of our common stock to Mr. Aaron Bard, our President and director, for cash payment to us of $2,500. We believe this issuance was deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made only to accredited investors, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On October 31, 2006, we sold 5,012,000 shares of our common stock to Mr. Alan Sacks, our Secretary, Treasurer and director, for cash payment to us of $5,012. We believe this issuance was deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made only to accredited investors, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

During the time period beginning in January 2007 and ending on April 30, 2007, we issued and sold 1,410,600 shares of our common stock to our non-US seed capital investors at a purchase price of $0.05 per share, without registering the shares with the Securities and Exchange Commission. We completed this offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that they were a non-US person as defined in Regulation S. We did not engage in distribution of these offerings in the United States.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit                       Description
-------                       -----------
3.1       Articles of Incorporation of Registrant.
3.2       By-Laws of Registrant.
4.1       Specimen Stock Certificate.
5.1       Opinion of Legal Counsel.
10.1      Sample of Subscription Agreement executed by the Selling Stockholders.
23.1      Consent of Moore & Associates, Chartered
23.2      Consent of Legal Counsel (incorporated in Exhibit 5.1)

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel on June 18, 2007.

                                        YOUR DIGITAL MEMORIES, INC.


                                        By: /s/ Aaron Bard
                                           -------------------------------------
                                        Name:  Aaron Bard
                                        Title: President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


Date: June 18, 2007                     /s/ Aaron Bard
                                        ----------------------------------------
                                        Name: Aaron Bard
                                        Title: President and Director
                                               (Principal Executive and
                                               Financial Officer)


Date: June 18, 2007                     /s/ Alan Sacks
                                        ----------------------------------------
                                        Name: Alan Sacks
                                        Title: Secretary, Treasurer and Director